As filed with the Securities and Exchange Commission on October 3, 2024
Registration No. 333-279902

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLURION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	92-2182207
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
11 Huron Drive
Natick,
MA
01760
(508) 647-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shantanu Gaur
Chief Executive Officer
Allurion Technologies, Inc.
11 Huron Drive
Natick,
MA
01760
Telephone: (508) 647-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Danielle M. Lauzon
Jeffrey A. Letalien
Paul R. Rosie
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public
: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant (the “Registrant”) hereby amends this registration statement (this “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Allurion Technologies, Inc. is filing this Amendment No. 2 (this “Amendment”) to its registration statement on Form S-1 (File No. 333-279902) (as amended, the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory
note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the securities being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee		$10,349.09
Accounting fees and expenses			*
Legal fees and expenses			*
Financial printing and miscellaneous expenses			*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter and Bylaws limit the liability of our (i) directors and (ii) officers, which includes each individual who has been duly appointed as an officer of Allurion and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to our registered agent as contemplated by Section 3114(b) of Title 10 of the DGCL, in each case, to the fullest extent permitted by the DGCL, and also provides that we indemnify our directors and officers to the fullest extent permitted by the DGCL.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers, a form of which is filed as Exhibit 10.1 to this prospectus. These agreements provide that we indemnify each of our directors and officers to the fullest extent permitted by law and our Charter and Bylaws, and provides for advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities.

On April 16, 2024, pursuant to the Amended Note Purchase Agreement, we issued and sold $48.0 million aggregate principal amount of convertible senior secured notes to the Purchasers, which proceeds were used to repay all outstanding principal, accrued and unpaid interest and other obligations with respect to the Fortress Term Loan (as defined above). The Notes are convertible into shares of our Common Stock based on a conversion rate of 617.2840 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $1.62 per share, which represents at 35% premium to the lowest price per share in the Next Equity Financing. The maturity date for the Notes will be April 16, 2031. The Notes are guaranteed by Allurion Opco and certain other current and future subsidiaries of the Company, and are secured by substantially all the assets of Allurion and the guarantors. We used the proceeds from the issuance of the Notes to refinance its outstanding obligations under the Fortress Credit Agreement in full and to pay fees and expenses in connection therewith and in connection with the transactions contemplated by the Amended Note Purchase Agreement.

Pursuant to the Subscription Agreement, on July 1, 2024, we issued and sold 2,260,159 shares of Series A Preferred Stock and 2,260,159 Private Placement Warrants to RTW in a private placement transaction, for an aggregate purchase price of approximately $2.7 million, at a purchase price of $1.20 per share of Series A Preferred Stock and accompanying Private Placement Warrant.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statements Schedules

(a) Exhibits.

Exhibit Number	Description

2.1+	Business Combination Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Compute Health Corp., Compute Health LLC, Allurion Technologies Holdings, Inc. and Allurion Technologies, Inc. (included as Annex A to the proxy statement/prospectus that forms a part of the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

2.2+	Amendment No. 1 to the Business Combination Agreement, dated as of May 2, 2023, by and among Compute Health Acquisition Corp., Compute Health Corp., Compute Health LLC, Allurion Technologies Holdings, Inc. and Allurion Technologies, Inc. (included as Annex A-1 to the proxy statement/prospectus that forms a part of the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

3.1	Form of Amended and Restated Certificate of Incorporation of Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

3.2	Bylaws of Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

3.3	Certificate of Designations of Preferences Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2024).

4.1	Warrant Agreement, dated February 4, 2021, between Compute Health Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2021).

4.2	Amendment to Warrant Agreement, dated August 1, 2023, by and between Compute Health and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

4.3	Warrant Assignment, Assumption and Amendment Agreement, dated August 1, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

4.4	Description of Capital Stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

Exhibit Number	Description

4.5	Form of Public Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2024).

4.6	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2024).

5.1*	Opinion of Goodwin Procter LLP. (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 31, 2024)

10.1	Form of Indemnification Agreement between Allurion Technologies, Inc. and its Directors and Officers (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-4/A filed with the SEC on June 13, 2023).

10.2	Sponsor Support Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Compute Health Sponsor LLC, Allurion Technologies Holdings, Inc., Allurion Technologies, Inc. and the independent directors of the Compute Health Acquisition Corp. (included as Annex E to the proxy statement/prospectus that forms a part of the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.3	Stockholder Support Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies Holdings, Inc., Allurion Technologies, Inc. and certain stockholders of Allurion Technologies, Inc. (included as Annex F to the proxy statement/ prospectus that forms a part of the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.4	Non-Redemption Agreement, dated as of February 9, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies, Inc., Allurion Technologies Holdings, Inc. and Medtronic, Inc (incorporated by reference to Exhibit 10.3 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.5++	Investor Rights Agreement dated August 1, 2023, by and among Allurion Technologies Holdings, Inc., Compute Health Sponsor LLC, certain equity holders of Allurion Technologies, Inc. and certain other parties (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.6++	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.5 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.7++	Amended and Restated RTW PIPE Side Letter Agreement, dated as of May 2, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies Holdings, Inc., Compute Health LLC, Allurion Technologies, Inc. and certain entities that have engaged RTW Investments, LP as investment manager (incorporated by reference to Exhibit 10.6 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.8++	Revenue Interest Financing Agreement, dated as of February 9, 2023, by and among Allurion Technologies, Inc. and certain entities that have engaged RTW Investments, LP as investment manager (incorporated by reference to Exhibit 10.8 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.9++	Bridging Agreement, dated as of February 9, 2023, by and among Allurion Technologies, Inc. and Fortress Credit Corp (incorporated by reference to Exhibit 10.9 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2023).

10.10#†	Employment Agreement dated August 1, 2023 with Shantanu Gaur (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

Exhibit Number	Description

10.11#†	Employment Agreement dated August 1, 2023 with Christopher Geberth (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.12#†	Employment Agreement dated August 1, 2023 with Ram Chuttani (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.13#	Allurion Technologies, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.14#	Allurion Technologies, Inc. Amended and Restated 2020 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.15#	Form of Allurion Technologies Holdings, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.16#	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Allurion Technologies, Inc. 2023 Stock Option And Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.17#	Form of Allurion Technologies Holdings, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.18++	Side Letter Termination Agreement, dated as of May 2, 2023, by and among Allurion Technologies, Inc., Romulus Growth Allurion L.P. and Hunter Ventures Limited (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.19++	Backstop Agreement, dated as of May 2, 2023, by and among Hunter Ventures Limited, Allurion Technologies Holdings, Inc., Allurion Technologies, Inc., RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., RTW Venture Fund Limited and CFIP2 ALLE LLC (incorporated by reference to Exhibit 10.5 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.20	Side Letter Agreement, dated as of May 2, 2023, by and among Allurion Technologies, Inc., CFIP2 ALLE LLC and Fortress Credit Corp. (incorporated by reference to Exhibit 10.7 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.21	Contribution Agreement, dated as of May 2, 2023, by and between Compute Health Sponsor LLC and Compute Health Acquisition Corp. (incorporated by reference to Exhibit 10.9 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.22	RSU Partial Forfeiture and Amendment Agreement, dated as of May 2, 2023, by and between Allurion Technologies, Inc. and Krishna Gupta (incorporated by reference to Exhibit 10.10 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.23++	Credit Agreement and Guaranty, dated as of August 1, 2023, by and among Allurion Technologies, LLC, Allurion Technologies, Inc., the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time parties thereto and Fortress Credit Corp., as administrative agent (incorporated by reference to Exhibit 10.25 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

Exhibit Number	Description

10.24#	Form of Restricted Stock Unit Award Agreement for Company Employees under the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.27 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.25#	Form of Incentive Stock Option Agreement under the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.28 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.26#	Form of Non-Qualified Stock Option Agreement under the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

10.27	Contribution Agreement, dated as of May 2, 2023, by and between Shantanu K. Gaur and Neha Gaur, Trustees of The Shantanu K. Gaur Revocable Trust of 2021, and Allurion Technologies Holdings, Inc. (incorporated by reference to Exhibit 10.8 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

10.28	ChEF Purchase Agreement, dated as of December 18, 2023, by and between Allurion Technologies, Inc. and Chardan Capital Markets LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2023).

10.29	Registration Rights Agreement dated as of December 18, 2023, by and between Allurion Technologies, Inc. and Chardan Capital Markets LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2023).

10.30†	Sales Agency Agreement, dated May 15, 2023, by and between Allurion Technologies, Inc. and Covidien AG (incorporated by reference to Exhibit 10.37 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on July 6, 2023).

10.31	Lease for 11 Huron Drive, Natick, MA 01760, dated June 15, 2016, by and between Allurion Technologies, Inc. and Legacy Huron, LLC, as amended by the First Amendment to Lease, dated November 28, 2016, the Second Amendment to Lease, dated March 20, 2017, the Third Amendment to Lease, dated June 21, 2017, the Fourth Amendment to Lease, dated August 21, 2017, the Fifth Amendment to Lease, dated October 30, 2017 and the Sixth Amendment to Lease, dated March 15, 2021 (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.32+	Commercial Lease for 8 Erie Drive, Natick, MA 01760, dated January 8, 2018, by and between Allurion Technologies, Inc. and 8 Erie Drive, LLC (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.33+	Lease for 3 Huron Drive, Natick, MA 01760, dated January 10, 2020, by and between Allurion Technologies, Inc. and 3 Huron Investments LLC (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.34+	Lease for 14 Huron Drive, Natick, MA, dated June 18, 2014, by and between the Company and Fourteen Huron Drive, LLC, as amended by the First Amendment to Lease, dated June 30, 2017, the Third Amendment to Lease dated April 5, 2018, the Fourth Amendment to Lease, dated November 16, 2018, the Fifth Amendment to Lease dated as of August 12, 2019 and the Sixth Amendment to Lease, dated March 15, 2021 (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on May 12, 2023).

10.35++	Side Letter Termination Agreement, dated as of May 2, 2023, by and among Allurion Technologies, Inc., Romulus Growth Allurion L.P. and Hunter Ventures Limited (incorporated by reference to Exhibit 10.1 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on May 2, 2023).

Exhibit Number	Description

10.36#	Settlement Agreement, dated as of December 12, 2023, by and between Allurion Technologies, Inc. and Benoit Chardon (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2024).

10.37#	Termination Agreement, dated as of December 12, 2023 by and between Allurion France and Benoit Chardon Consulting (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2024).

10.38	Amendment No. 1 to Credit Agreement and Guaranty, dated as of December 29, 2023, by and among Allurion Technologies, Inc., Allurion Technologies, LLC, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Fortress Credit Corp., as administrative agent for the Lenders (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 29, 2023).

10.39++	Note Purchase Agreement dated as of April 14, 2024, by and among Allurion Technologies, Inc., RTW Investments, LP, as agent for the purchasers party thereto from time to time, and Acquiom Agency Services LLC, as collateral agent for the purchasers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2024).

10.40++	Omnibus Amendment, dated as of April 14, 2024, by and among Allurion Technologies, Inc., Allurion Technologies, LLC and certain entities that have engaged RTW Investments, LP as investment manager (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2024).

10.41++	First Amendment to Amended and Restated Letter Agreement, dated as of April 14, 2024, by ad among Allurion Technologies, Inc., Allurion Technologies, LLC, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2024).

10.42	First Amendment to Note Purchase Agreement, dated as of April 16, 2024, by and among Allurion Technologies, Inc., RTW Investments, LP, as agent for the purchasers party thereto from time to time, and Acquiom Agency Services LLC, as collateral agent for the purchasers (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2024).

10.43#	Employment Agreement between Allurion Technologies, Inc. and Brendan Gibbons (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2024).

10.44	Subscription Agreement, dated as of June 28 2024, between Allurion Technologies, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2024).

10.45	Eighth Amendment to 14 Huron Lease, dates as of April 3, 2024, by and between Allurion Technologies, Inc. and Fourteen Huron Drive, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024).

10.46†++	Offer Letter dated May 17, 2024 with Ojas Buch (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024).

21.1	List of subsidiaries of Allurion Technologies, Inc. (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 26, 2024).

23.1**	Consent of Deloitte & Touche LLP (with respect to the Allurion Technologies, Inc. financial statements).

Exhibit Number	Description

23.2	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

101.INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
+

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

++

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

†	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(a)(6).
#	Indicates a management contract or compensatory plan, contract or arrangement.

(b) Financial Statement Schedules.

See the index to the consolidated financial statements included on page F-1 for a list of the financial statements included in this registration statement. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Natick, Commonwealth of Massachusetts, on the 3rd day of October, 2024.

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

* Shantanu Gaur	Chief Executive Officer, President and Director (Principal Executive Officer)	October 3, 2024

* Christopher Geberth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 3, 2024

* Omar Ishrak	Director	October 3, 2024

* Michael Davin	Director	October 3, 2024

* Larson Douglas Hudson	Director	October 3, 2024

Signature	Title	Date

* Keith Johns	Director	October 3, 2024

* Nicholas Lewin	Director	October 3, 2024

* Milena Alberti-Perez	Director	October 3, 2024

*By:	/s/ Christopher Geberth
Christopher Geberth Attorney-in-fact